SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  November 26, 2003

Husker Ag, LLC
(Exact name of Registrant as specified in its charter)

Nebraska	000-49773	47-0836953
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

54048 Highway 20 P.O. Box 10 Plainview, Nebraska		68769
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (402) 582-4446

Item 1. Changes in Control of Registrant

Not Applicable.

Item 2. Acquisition or Disposition of Assets

Not Applicable.

Item 3. Bankruptcy or Receivership

Not Applicable.

Item 4. Changes in Registrant’s Certifying Accountant

Not Applicable

Item 5. Other Events

              Certain information is set forth in the shareholder newsletter attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 6. Resignation of Registrant’s Directors

Not Applicable.

Item 7. Financial Statements and Exhibits

Not Applicable.

Item 8. Change in Fiscal Year

Not Applicable.

Item 9. Regulation FD Disclosure

Not Applicable.

Item 10. Amendment to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics

Not Applicable.

Item 11. Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans

Not Applicable.

Item 12. Results of Operations and Financial Conditions

Not Applicable.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HUSKER AG, LLC

Dated: December 3, 2003	By:	/s/ Gary Kuester
Gary Kuester
Chairman of the Board and President